Exhibit 99.1
EverCommerce Announces Fourth Quarter and Full Year 2024 Financial Results
Denver, CO (March 13, 2025) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter and year ended December 31, 2024.
Fourth Quarter 2024 Financial Highlights
•Revenue of $175.0 million, an increase of 3.3% compared to $169.4 million for the quarter ended December 31, 2023. Pro forma revenue, which excludes fitness solutions, increased approximately 7.0% compared to $163.6 million for the quarter ended December 31, 2023.
•Subscription and transaction fee revenue of $139.0 million, an increase of 4.2% compared to $133.5 million for the quarter ended December 31, 2023. Pro forma subscription and transaction fee revenue, which excludes fitness solutions, increased approximately 8.9% compared to $127.7 million for the quarter ended December 31, 2023.
•Net loss was $12.2 million, or ($0.07) per basic and diluted share, for the quarter ended December 31, 2024, compared to a net loss of $23.3 million, or ($0.12) per basic and diluted share, for the quarter ended December 31, 2023.
•Adjusted EBITDA was $50.4 million for the quarter ended December 31, 2024, compared to $43.1 million for the quarter ended December 31, 2023.

"EverCommerce's fourth quarter results once again exceeded the top end of our guidance range for both revenue and Adjusted EBITDA” said Eric Remer, EverCommerce’s Founder and CEO. “While the execution-driven, better-than-expected results were a significant highlight of the quarter, our most important accomplishment was material progress on our transformation initiatives. This progress, coupled with planned strategic investments in both SaaS solutions and embedded payments, including AI initiatives, gives us confidence we can meet our goal of growth acceleration exiting 2025.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Key Performance Metrics.”
Share Repurchases
The Company repurchased and retired 0.6 million shares of common stock for approximately $7.0 million during the three months ended December 31, 2024. As of December 31, 2024, $32.7 million remained available under the Repurchase Program.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in negotiated transactions off the market. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
We continue to refine our strategy around our SaaS solutions, including payments capabilities. As we execute this strategy, we announced on March 11, 2025 our evaluation of strategic alternatives for our marketing technology solutions, which we would expect to result in a sale within the next twelve months. As a result, we do not expect to report marketing technology solutions as part of our continued operations beginning with the first quarter 2025 reporting.
Based on information as of today, March 13, 2025, the Company is issuing the following financial guidance for the first quarter and full year 2025 from continuing operations, which excludes our marketing technology solutions.
First Quarter 2025:
•Revenue is expected to be in the range of $138 million to $141 million.
•Adjusted EBITDA is expected to be in the range of $39 million to $41 million.
Full Year 2025:
•Revenue is expected to be in the range of $581 million to $601 million.
•Adjusted EBITDA is expected to be in the range of $167.5 million to $175.5 million.
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our fourth quarter and full year 2024 results and outlook today, March 13, 2025, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercomerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.
Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is a leading service commerce platform, providing vertically-tailored, integrated SaaS solutions that help more than 740,000 global service-based businesses accelerate growth, streamline operations, and increase retention. Its modern digital and mobile applications create predictable, informed, and convenient experiences between customers and their service professionals. With its EverPro, EverHealth, and EverWell brands specializing in Home, Health, and Wellness service industries, EverCommerce provides end-to-end business management software, embedded payment acceptance, marketing technology, and customer experience applications. Learn more at EverCommerce.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our future operations and financial results, implementation of our transformation and optimization initiatives, any strategic alternatives involving our marketing technology solutions including an anticipated sale in 2025, our market opportunity, future stock repurchases, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we have experienced net losses in the past and we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; in order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are subject to economic and political risk, the business cycles of our clients and changes in the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations; we are dependent on payment card networks, such as Visa and MasterCard, and payment processors, such as Worldpay and PayPal, and if we fail to comply with the applicable requirements of our payment networks or our payment processors, they can seek to fine us, suspend us or terminate our agreements and/or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our use of artificial intelligence technologies and evolving regulatory framework governing the use of such technologies; our estimated total addressable market is subject to inherent challenges and uncertainties; failure to effectively develop and expand our sales and marketing capabilities; impairment in the value of our goodwill or intangible assets; our information technology systems and our third-party providers’ information technology systems, including Worldpay, PayPal and other payment processing partners, may fail or our third-party providers may discontinue providing their services or technology generally or to us specifically; our ability to improve our margin, in particular within Marketing Technology Solutions; the impact of a future pandemic, epidemic or outbreak of an infectious disease could impact, our business, financial condition and results of operations, as well as the business or operations of third parties with whom we conduct business; our success in achieving our objectives through acquisitions, divestitures or other strategic transactions; our revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; risks related to scrutiny on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Non-GAAP Financial Measures and Key Performance Metrics
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Pro Forma Revenue and Pro Forma Revenue Growth Rate. Pro Forma Revenue and Pro Forma Revenue Growth Rate are key performance measures that our management uses to assess our consolidated operating performance from continuing operations over time. Management also uses this metric for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue and Pro Forma Revenue Growth Rate are calculated as though all acquisitions and divestitures completed as of the end of the latest period were completed as of the first day of the prior year period presented. In calculating Pro Forma Revenue and Pro Forma Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) and exclude revenue from divestitures for the reporting periods prior to the date of divestiture, and then, for Pro Forma Revenue Growth Rate, calculate our revenue growth rate between the two reported periods. As a result, these metrics include pro forma revenue from businesses acquired and excludes revenue from businesses divested of during the period, including revenue generated during periods when we did not yet own the acquired businesses and excludes revenue prior to the divestiture of the business. In including such pre-acquisition revenue and excluding pre-divestiture revenue, these metrics allow us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue and Pro Forma Revenue Growth Rate do not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue and Pro Forma Revenue Growth Rates are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions and divestitures been consummated on the first day of the prior year period presented. We believe that these metrics are useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions and divestitures. These metrics are particularly useful to management due to the number of acquired entities.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.
Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are key performance measures that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA and Adjusted EBITDA margin are used by our management team as additional measures of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA and Adjusted EBITDA margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net loss adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, stock-based compensation, and transaction-related and other non-recurring or unusual costs. Other amortization includes amortization for capitalized contract acquisition costs. Transaction-related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring or unusual costs are expenses such as impairment charges, (gains) losses from divestitures, system implementation costs, executive separation costs, severance expense related to planned restructuring activities, and costs associated with integration and transformational improvements. Transaction-related and other non-recurring or unusual costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

EverCommerce Inc.
Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$135,782	$92,609
Restricted cash	—	3,570
Accounts receivable, net of allowance for expected credit losses of $5.5 million and $6.2 million at December 31, 2024 and 2023, respectively	40,155	45,417
Contract assets	13,313	16,117
Prepaid expenses and other current assets	29,064	22,434
Total current assets	218,314	180,147
Property and equipment, net	6,658	9,734
Capitalized software, net	43,666	42,511
Other non-current assets	39,486	42,722
Intangible assets, net	226,840	315,519
Goodwill	886,304	927,431
Total assets	$1,421,268	$1,518,064
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,041	$8,638
Accrued expenses and other	58,499	66,265
Deferred revenue	25,116	24,082
Customer deposits	13,570	12,891
Current maturities of long-term debt	5,500	5,500
Total current liabilities	110,726	117,376
Long-term debt, net of current maturities and deferred financing costs	522,442	526,696
Other non-current liabilities	37,274	47,956
Total liabilities	670,442	692,028
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 183,725,236 and 186,934,031 shares issued and outstanding at December 31, 2024 and 2023, respectively	2	2
Accumulated other comprehensive loss	(14,318)	(8,017)
Additional paid-in capital	1,426,206	1,454,026
Accumulated deficit	(661,064)	(619,975)
Total stockholders’ equity	750,826	826,036
Total liabilities and stockholders’ equity	$1,421,268	$1,518,064

EverCommerce Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023

Revenues:
Subscription and transaction fees	$139,013	$133,469	$548,344	$520,234
Marketing technology solutions	29,611	30,081	129,271	133,162
Other	6,375	5,890	21,150	21,973
Total revenues	174,999	169,440	698,765	675,369
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	50,964	55,405	228,379	231,007
Sales and marketing	31,208	31,901	122,505	123,561
Product development	19,209	19,262	79,673	75,614
General and administrative	35,649	31,806	139,423	132,235
Depreciation and amortization	21,944	26,226	88,824	104,201
Loss on sale and impairments	27,959	5,201	39,709	6,325
Total operating expenses	186,933	169,801	698,513	672,943
Operating (loss) income	(11,934)	(361)	252	2,426
Interest and other expense, net	(1,885)	(19,792)	(35,559)	(46,407)
Net loss before income tax benefit (expense)	(13,819)	(20,153)	(35,307)	(43,981)
Income tax benefit (expense)	1,586	(3,182)	(5,782)	(1,639)
Net loss	(12,233)	(23,335)	(41,089)	(45,620)
Other comprehensive (loss) gain:
Foreign currency translation (loss) gain, net	(7,177)	4,902	(6,301)	2,181
Comprehensive loss	$(19,410)	$(18,433)	$(47,390)	$(43,439)

Basic and diluted net loss per share attributable to common stockholders	$(0.07)	$(0.12)	$(0.22)	$(0.24)
Basic and diluted weighted-average shares of common stock outstanding used in computing net loss per share	183,646,235	188,638,631	184,897,709	188,938,892

EverCommerce Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve months ended December 31,
	2024	2023

Cash flows provided by operating activities:
Net loss	$(41,089)	$(45,620)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	88,824	104,201
Stock-based compensation	26,491	25,559
Deferred taxes	2,734	(1,657)
Amortization of deferred financing costs and non-cash interest	1,640	1,651
Loss on sale and impairments	39,720	6,325
Bad debt expense	4,660	6,016
(Gain) loss in interest rate swap valuation adjustments	(6,384)	1,996
Other non-cash items	2,403	742
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(319)	(5,011)
Prepaid expenses and other current assets	(2,230)	(2,261)
Other non-current assets	1,987	4,183
Accounts payable	(254)	179
Accrued expenses and other	(3,388)	10,423
Deferred revenue	1,760	868
Other non-current liabilities	(3,392)	(2,989)
Net cash provided by operating activities	113,163	104,605
Cash flows used in investing activities:
Purchases of property and equipment	(1,462)	(3,037)
Capitalization of software costs	(17,445)	(20,043)
Proceeds from disposition of fitness solutions, net of transaction costs, cash and restricted cash	6,610	—
Acquisition, net of cash acquired	—	(14,940)
Net cash used in investing activities	(12,297)	(38,020)
Cash flows used in financing activities:
Payments on long-term debt	(5,500)	(5,500)
Exercise of stock options	4,112	2,603
Proceeds from common stock issuance for Employee Stock Purchase Plan	3,310	3,550
Employee taxes paid for RSU withholdings	(3,824)	—
Repurchase and retirement of common stock	(57,712)	(67,283)
Net cash used in financing activities	(59,614)	(66,630)
Effect of foreign currency exchange rate changes on cash	(1,649)	400
Net increase in cash and cash equivalents and restricted cash	39,603	355
Cash, cash equivalents and restricted cash:
Beginning of period	96,179	95,824
End of period	$135,782	$96,179
Supplemental disclosures of cash flow information:
Cash paid for interest	$45,548	$46,011
Cash paid for income taxes	$4,549	$3,107

EverCommerce Inc.
Non-GAAP Financial Measures and Key Performance Metrics
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands)

Pro Forma Revenue:
Revenue, as reported	$174,999	$169,440	$698,765	$675,369
Plus acquisition revenue / less disposition revenue (1)	—	(5,861)	(8,115)	(22,117)
Pro Forma Revenue	$174,999	$163,579	$690,650	$653,252
(1) Acquisition revenue includes the estimated revenue associated with Kickserv prior to the August 10, 2023 acquisition date while the disposition revenue adjustment excludes revenue associated with fitness solutions (see Pro Forma Revenue and Pro Forma Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands)

Pro Forma Subscription and Transaction Fees Revenue:
Subscription and transaction fees revenue, as reported	$139,013	$133,469	$548,344	$520,234
Plus acquisition revenue / less disposition revenue (1)	—	(5,774)	(8,013)	(21,748)
Pro Forma Subscription and Transaction Fees Revenue	$139,013	$127,695	$540,331	$498,486
(1) Acquisition revenue includes the estimated revenue associated with Kickserv prior to the August 10, 2023 acquisition date while the disposition revenue adjustment excludes revenue associated with fitness solutions (see Pro Forma Revenue and Pro Forma Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands)
	(unaudited)
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$118,359	$107,383	$448,601	$419,322
Depreciation and amortization	5,676	6,652	21,785	25,040
Adjusted gross profit	$124,035	$114,035	$470,386	$444,362

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
	(in thousands)
	(unaudited)
Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(12,233)	$(23,335)	$(41,089)	$(45,620)
Adjusted to exclude the following:
Interest and other expense, net	1,885	19,792	35,559	46,407
Income tax (benefit) expense	(1,586)	3,182	5,782	1,639
Depreciation and amortization	21,944	26,226	88,824	104,201
Other amortization	1,805	1,554	6,903	5,738
Stock-based compensation expense	6,307	5,949	26,491	25,559
Transaction-related and other non-recurring or unusual costs	32,263	9,711	54,531	17,695
Adjusted EBITDA	$50,385	$43,079	$177,001	$155,619